UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On October 23, 2007, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended September 29, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

      The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation and certain other adjustments. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated October 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: October 23, 2007

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated October 23, 2007

ANADIGICS ANNOUNCES THIRD QUARTER 2007 RESULTS

Achieves Record Quarterly Net Sales of $59.5 million; up 10.5% sequentially and 35.5% From Year Ago Quarter
 Delivers GAAP EPS of $0.04; Pro Forma Diluted EPS of $0.11
Company Accelerates Capacity Ramp to Meet Unprecedented Customer Demand

WARREN, N.J., October 23, 2007—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets, reported record quarterly third quarter 2007 net sales of $59.5 million, an increase of 10.5% compared with net sales of $53.9 million in the prior quarter, and an increase of 35.5% compared to net sales of $43.9 million in the year ago quarter.

Net income was $2.4 million or $0.04 per share, compared with net income of $1.9 million, or $0.03 per share in the prior quarter and net loss of $1.3 million, or $0.03 per share in the year ago quarter.  Pro forma income for the third quarter 2007, which excludes non-cash stock compensation expense and certain costs associated with the RF Group purchased from Fairchild Semiconductor on September 5, 2007, was $6.5 million or $0.11 per diluted share compared with $5.7 million or $0.10 per diluted share in the prior quarter and $1.1 million or $0.02 per diluted share in the year ago quarter.  The one penny shortfall in our pro forma income from our prior guidance for the third quarter stems primarily from manufacturing inefficiencies associated with the rapid build up of production capacity to accommodate the unprecedented demand resulting from our increased market share with several top tier customers.

For the nine months ended September 29, 2007, net sales were $163.0 million, an increase of 38.1% compared with net sales of $118.0 million in the prior year ended September 30, 2006.   Net income was $3.1 million or $0.05 per diluted share, compared with a net loss of $8.7 million or $0.20 per share.  Pro forma income for the nine months 2007, which excludes non-cash stock compensation expense, discontinued operations and certain costs associated with the RF Group purchased from Fairchild Semiconductor on September 5, 2007, was $15.9 million or $0.28 per diluted share, compared with a pro forma loss of $2.7 million or $0.06 loss per share in the prior year.

 “ANADIGICS has significantly increased its market share with several top tier customers resulting in an unprecedented demand for its 3G, Broadband CATV, and WiFi 802.11 “n” products.” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS.  “These dynamics have required acceleration in our plans to add production capacity, which have caused short term productivity issues, but are expected to be resolved going forward.”

As of June 30, 2007 cash and short and long-term marketable securities totaled $176.4 million compared with $181.1 million at March 31, 2007.

“We anticipate some continuing manufacturing inefficiencies associated with the production capacity ramp throughout the fourth quarter, said Tom Shields, Executive Vice President and Chief Financial Officer.  “However, we remain confident in the Company’s ability to expand our financial leverage as we solve our manufacturing inefficiencies and achieve a more favorable product mix.”

Outlook for the Fourth Quarter 2007

Net sales for the fourth quarter 2007 are expected to increase sequentially by approximately 10% to 14% reflecting the continued strong demand for our products.  Net sales at this level would represent a 35% to 40% increase on a comparable basis with fourth quarter 2006.  Net income per share on a GAAP basis for the fourth quarter 2007 is expected to approximate $0.05 to $0.06.   Pro forma diluted earnings per share, excluding non-cash stock compensation expense, are expected in the range of approximately $0.11 to $0.13, which reflects approximately $0.02 for the added quarterly operating expenses associated with the Company’s acquisition of the RF Group.  The net income and pro forma diluted earnings per share are based upon an estimated diluted weighted average outstanding common share count of 62.0 million.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation and discontinued operations. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net income or loss and non-GAAP income or loss per share, respectively, are included at the end of this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-3115 (available until October 31).

Recent Highlights

October 08, 2007 - ANADIGICS President and Chief Executive Officer to Speak at Gilder/Forbes Telecosm Conference
September 18, 2007 - ANADIGICS Amplifier Powers New LG Chocolate™ Handset
September 12, 2007 - ANADIGICS Appoints John Coleman as Senior Vice President of Operations
September 11, 2007 - ANADIGICS Ships 802.11n Power Amplifiers to NXP Semiconductor for WLAN Module Solution
September 05, 2007 - ANADIGICS expands Research and Development Group through Acquisition of Fairchild Semiconductor's RF Design Team
August 29, 2007 - ANADIGICS Chief Executive Officer and Chief Financial Officer to Open NASDAQ
August 28, 2007 - New ANADIGICS ICs for Mobile Devices Integrate Wi-Fi and Bluetooth RF Front Ends on One Chip
July 31, 2007 - ANADIGICS Expands Wireless and Broadband U.S Based Sales Force
July 26, 2007 - ANADIGICS Amplifier Powers Samsung’s Ultra Edition II SGH-U700 3G Mobile Phone

# # #
About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended (GAAP)		Nine months ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

Net sales	$59,545	$43,943	$162,987	$117,986
Cost of sales	39,387	30,278	107,637	83,804
Gross profit	20,158	13,665	55,350	34,182
Research and development expenses	12,491	8,976	33,309	25,340
Selling and administrative expenses	7,221	6,139	22,062	17,081
Operating income (loss)	446	(1,450)	(21)	(8,239)
Interest income	2,338	1,643	5,776	4,073
Interest expense	(592)	(1,285)	(1,872)	(3,860)
Other income	173	-	173	21
Income (loss) from continuing operations	2,365	(1,092)	4,056	(8,005)
Loss from discontinued operations (1)	-	(220)	(965)	(731)
Net income (loss)	$2,365	$(1,312)	$3,091	$(8,736)

Basic earnings (loss) per share
Income (loss) from continuing operations	$0.04	$(0.02)	$0.08	$(0.18)
Loss from discontinued operations (1)	$-	$(0.01)	$(0.02)	$(0.02)
Net income (loss)	$0.04	$(0.03)	$0.06	$(0.20)

Diluted earnings (loss) per share
Income (loss) from continuing operations	$0.04	$(0.02)	$0.07	$(0.18)
Loss from discontinued operations (1)	$-	$(0.01)	$(0.02)	$(0.02)
Net income (loss)	$0.04	$(0.03)	$0.05	$(0.20)

Basic shares outstanding	57,505	45,237	54,114	43,202
Dilutive shares outstanding	60,648	45,237	57,403	43,202

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net income (loss)	$2,365	$(1,312)	$3,091	$(8,736)
Stock compensation expense in continuing operations
Cost of sales	736	466	2,487	1,140
Research and development	1,446	877	4,338	2,142
Selling, general and administrative	1,375	838	4,448	2,043
Purchased RF group cost (R&D expense) (2)	564	-	564	-
Loss from discontinued operations	-	220	965	731
Pro forma net income (loss)	$6,486	$1,089	$15,893	$(2,680)

Pro forma earnings (loss) per share *
Basic	$0.11	$0.02	$0.29	$(0.06)
Diluted	$0.11	$0.02	$0.28	$(0.06)

(*) Calculated using related GAAP shares outstanding

(1) The loss from discontinued operations reflects the divestiture of Telcom Devices, Inc., effective April 2, 2007.
(2) Reflects costs incurred by the RF Group during the quarter. The Company acquired certain assets and workforce of the RF Group from Fairchild Semiconductor on September 5, 2007. These costs are excluded for pro forma presentation as the costs of the RF Group are incremental to the historical results of ANADIGICS.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 29, 2007	December 31, 2006
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$43,594	$13,706
Marketable securities	126,008	60,892
Accounts receivable	40,074	26,707
Inventory	20,076	19,701
Prepaid expenses and other current assets	6,468	2,632
Assets of discontinued operations (1)	-	1,429
Total current assets	236,220	125,067

Marketable securities	6,780	8,884
Plant and equipment, net	60,243	41,259
Goodwill and other intangibles, net of amortization	6,588	5,929
Other assets	1,122	1,463
	$310,953	$182,602

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$23,695	$17,879
Accrued liabilities	6,138	5,588
Capital lease obligations	-	312
Liabilities of discontinued operations (1)	-	252
Total current liabilities	29,833	24,031

Other long-term liabilities	3,271	3,348
Long-term debt	38,000	38,000
Long-term capital lease obligations	-	1,463

Total Stockholders’ equity	239,849	115,760
	$310,953	$182,602

(1)	The Company disposed of the assets of its subsidiary, Telcom Devices, Inc. on April 2, 2007.

*	The condensed balance sheet at December 31, 2006 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.